EXHIBIT 10.1(f)
                                                       FORM 10-Q
                                QUARTER ENDED SEPTEMBER 30, 2000


              SIXTH AMENDMENT TO CREDIT AGREEMENT

          THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of September 8, 2000, amends and supplements the Credit Agreement dated as of September 24, 1997, as amended by the First Amendment to Credit Agreement dated as of July 21, 1998, the Second Amendment to Credit Agreement dated as of September 30, 1998, the Third Amendment to Credit Agreement dated as of Apri1 20, 1999, the Fourth Amendment to Credit Agreement dated as of September 30, 1999 and the Fifth Amendment to Credit Agreement dated as of March 14, 2000 (as so amended, the "Credit Agreement"), among BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the "Company"), the financial institutions party thereto (the "Banks"), THE BANK OF NOVA SCOTIA, as documentation agent, and BANK ONE, WISCONSIN, as agent for the Banks and as letter of credit issuing bank.

                                RECITALS

          The Company, the Banks, the Documentation Agent and the Agent desire to amend the Credit Agreement as set forth below.

                               AGREEMENTS

          In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the parties agree as follows:

               1.   Definitions and References. Capitalized
terms not defined herein have the meanings ascribed to them in the Credit Agreement. Upon the execution and delivery of this Sixth Amendment by all of the parties hereto and the satisfaction of the conditions set forth in section 3 below, all references to the Credit Agreement set forth in the Loan Documents shall mean the Credit Agreement as amended by this Sixth Amendment to Credit Agreement.

               2.   Amendments.

               (a) The defined term "EBITDA" in Section 1.01 of the Credit Agreement is amended by inserting the following clause at the end of such defined term:

     , (viii) in determining interest expense, the interest accrued on the AIP Senior Notes and not paid in cash shall be disregarded and (ix) cash contributed by AIP or any Affiliate of AIP to the Company shall be included as Net Earnings during the applicable period, up to a maximum aggregate amount of $10,OOO,OOO, during the period through the Revolving Termination Date

               (b)  Clause (b)(i) of the defined term "Fixed
Charge Coverage Ratio" in Section 1.01 of the Credit Agreement is amended to read as follows:

     (i) interest expense (disregarding interest accrued on the AIP Senior Notes and not paid in cash) net of interest income,

               (c)  Clause (a) of the defined term "Funded
Debt" in Section 1.01 of the Credit Agreement is amended to read as follows:

     (a) Indebtedness (other than that described in clause (h) of the definition of Indebtedness and, in the case of the Company, other than (i) that described in the second paragraph of the definition of Indebtedness except to the extent a demand for payment of any such Indebtedness has been made of the Company and (ii) the AIP Senior Notes to the extent interest accrued thereon has not been paid in cash after July 1, 2000),

               (d)  Clause (b) of the defined term "Interest
Coverage Ratio" in Section 1.01 of the Credit Agreement is amended to read as follows:

     (b) interest expense (disregarding interest accrued on the AIP Senior Notes and not paid in cash) net of interest income;

               (e)  The defined term "1997 Senior Note
Interest Reserve" in Section 1.01 of the Credit Agreement is amended to read as follows:

          "1997 Senior Note Interest Reserve" means, initially an amount equal to 49.6% of the semiannual interest payment due on the 1997 Senior Notes and, if the Company receives Revolving Loans to make an interest payment on the Senior Notes under subsection 2.03(e), the 1997 Senior Note Interest Reserve shall reduce to $0 on the applicable Borrowing Date and shall increase on the last Business Day of the month of such Borrowing Date, and on the last Business Days of the four succeeding months, by an amount equal to 1/10th of the next semiannual interest payment due on the 1997 Senior Notes.

               (f) Clause (d) is added to the proviso to the defined term "Net Worth" in Section 1.01 of the Credit
Agreement to read as follows:

     (d) the total amount of the aggregate principal along with accrued and unpaid interest of the AIP Senior Notes shall be deducted from the total liabilities of the Company during the period that the accrued interest on the AIP Senior Notes is not being paid in cash

               (g) The following defined term is inserted, in appropriate alphabetical order, into Section 1.01 of the Credit Agreement:

          "AIP Senior Notes" means the 1997 Senior Notes owned by Bucyrus Holdings, LLC or by any other Affiliate of AIP.

               (h)  Subsections (a), (b) and (c) of Section
8.16 of the Credit Agreement are amended to read as follows:

          8.16 Financial Covenants.

               (a) Adjusted Funded Debt to EBITDA Ratio. The Company shall not permit the Adjusted Funded Debt to EBITDA Ratio, as of the end of any fiscal quarter, to exceed the applicable ratio set forth in the following table:

                    Fiscal Quarters
                        Ending                     Ratio

                    September 30, 2000            6.70:1.0
                    December 31, 2000             6.40:1.0
                    March 31, 2001                6.10:1.0
                    June 30, 2001                 6.00:1.0
                    September 30, 2001            5.60:1.0
                    December 31, 2001             5.40:1.0

               (b) Fixed Charge Coverage Ratio. The Company shall not permit the Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, to be less than the applicable ratio set forth in the following table:

                    Fiscal Quarters
                        Ending                     Ratio

                    September 30, 2000            1.35:1.0
                    December 31, 2000             1.35:1.0
                    March 31, 2001                1.60:1.0
                    June 30, 2001                 1.60:1.0
                    September 30, 2001            1.65:1.0
                    December 31, 2001             1.70:1.0

               (c) Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio, as of the end of any fiscal quarter, to be less than the applicable ratio set forth in the following table:

                    Fiscal Quarters
                        Ending                     Ratio

                    September 30, 2000            1.50:1.0
                    December 31, 2000             1.60:1.0
                    March 31, 2001                1.70:1.0
                    June 30, 2001                 1.70:1.0
                    September 30, 2001            1.75:1.0
                    December 31, 2001             1.80:1.0


               (i) Subsection 8.17(b) of the Credit Agreement is amended to read as follows:

     (b) $7,500,000 during the fiscal year ending December 31, 2001, plus, in each period, Capital Expenditures funded with the Net Proceeds of asset sales.

               (j) Subsection 9.01(m) of the Credit Agreement is created to read as follows:

          (m) AIP Senior Notes. The aggregate principal amount of the AIP Senior Notes does not exceed 50% of the aggregate principal amount of the 1997 Senior Notes.

          3.   Conditions to Effectiveness of Sixth Amendment.
This Sixth Amendment shall become effective upon its execution and delivery by the Company, the Agent and all the Banks and receipt by the Agent of the following:

               (a) An agreement between Bucyrus Holdings, LLC and the Agent, in form and content satisfactory to the Agent, pursuant to which Bucyrus Holdings, LLC agrees (i) to maintain the ownership of the AIP Senior Notes until the later to occur of [A] the date on which all of the Obligations are paid in full, the Commitments have expired and all Letters of Credit have terminated or expired or [B] February 1, 2002 and (ii) to take such action as may be necessary so that interest will accrue but not be paid in cash during the period starting July 1, 2000 and ending on the later to occur of [X]] the date on which all of the Obligations are paid in full, the Commitments have expired and all Letters of Credit have terminated or expired or [Y] February 1, 2002;

               (b) a copy, certified by the Secretary or an Assistant Secretary of the Company, of resolutions adopted by the Board of Directors of the Company authorizing the execution and delivery of this Sixth Amendment, an incumbency certificate containing the true signatures of the officers of the Company authorized by such resolutions to execute this Sixth Amendment on behalf of the Company and such other documents and instruments as the Banks shall reasonable request relating to the transactions contemplated by this Sixth Amendment; and

               (c) a copy, certified by the Secretary or an Assistant Secretary of Bucyrus Holdings, LLC, of resolutions adopted by the Board of Directors of Bucyrus Holdings, LLC authorizing the execution and delivery of the agreement referred to in clause (a) above and an incumbency certificate containing the true signatures of the officers of Bucyrus Holdings, LLC authorized by such resolutions to execute such agreement on behalf of Bucyrus Holdings, LLC.

          4.   Limited Waiver. The Banks agree to waive any
Default or Event of Default under Subsections 7.07(c) and
9.01(e) which might otherwise arise as a result of the Company not paying interest when due on the AIP Senior Notes.

          5. Representations and Warranties. The Company represents and warrants to the Agent and each Bank that:

               (a)  The representations and warranties
respecting the Company and its properties set forth in the Loan Documents to which the Company is a party are true and correct in all material respects after giving effect to this Sixth Amendment; and

               (b) No Default or Event of Default exists as of the date of this Sixth Amendment.

          6.   Miscellaneous.

               (a)  The Company agrees to pay all costs and
expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with this Sixth Amendment.

               (b) This Sixth Amendment shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

               (c)  This Sixth Amendment may be executed in
any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          6. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.


                              BUCYRUS INTERNATIONAL, INC.


                              BY   /s/J. F. Bosbous
                                Title:  Treasurer


                              BANK ONE, WISCONSIN, as Agent,
                              Issuing Bank and a Bank


                              BY   /s/Mark P. Bruss
                                Title:  First Vice President


                              THE BANK OF NOVA SCOTIA, as
                              Documentation Agent and a Bank


                              BY   /s/F. C. H. Ashby
                                Title:  F. C. H. Ashby
                                        Senior Manager Loan
                                        Operations


                              FIRSTAR BANK, N.A.


                              BY
                                Title:


                              FLEET CAPITAL CORPORATION


                              BY   /s/Brian Conole
                                Title:  Senior Vice-President


                              LASALLE BANK NATIONAL
                              ASSOCIATION


                              BY   /s/James A. Meyer
                                Title:  First Vice President


                              BANK OF SCOTLAND


                              BY   /s/Joseph Fratus
                                Title:  Joseph Fratus
                                        Vice President



                 CONSENT AND REAFFIRMATION OF GUARANTORS


          Each of the undersigned (a) consents to the execution and delivery of the Sixth Amendment to Credit Agreement by the Company, (b) reaffirms all of its obligations under the Subsidiary Guaranty dated as of September 24, 1997 (the "Subsidiary Guaranty") from the undersigned to and for the benefit of the "Benefited Parties" (as defined therein) and (c) agrees that the Subsidiary Guaranty remains in full force and effect.

          Dated as of September 8, 2000.


                              MINSERCO, INC.


                              BY
                                Its



                              BOONVILLE MINING SERVICES, INC.


                              BY
                                Its